Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated December 4, 2009 with respect to the combined financial statements of Success Winner Limited and its subsidiaries for the years ended December 31, 2006, 2007 and 2008 which are included in this Registration Statement.  We consent to the use of the aforementioned report in the Registration Statement and to the use of our name as it appears under the caption "Experts."

/s/ GRANT THORNTON
Shanghai, PRC
February 5, 2010